STATE OF DELAWARE



                          OFFICE OF SECRETARY OF STATE

                            -------------------------

                  I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF DOCUCON, INCORPORATED FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MAY, A.D. 1991, AT 9:00 O'CLOCK A.M.

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                                             MICHAEL HARKINS, SECRETARY OF STATE

                                             AUTHENTICATION:  :3696192

                                             DATE:  12/11/92

                           CERTIFICATE OF DESIGNATION
                    PREFERENCES OF SERIES B NON-CONVERTIBLE,
                       CUMULATIVE, NON-VOTING, REDEEMABLE
                    PREFERRED STOCK OF DOCUCON, INCORPORATED


The undersigned, Edward P. Gistaro and Ralph Brown, do hereby certify:

         A. That said Edward P. Gistaro is, and at all times herein mentioned was, the duly elected and acting Chief Executive Officer of Docucon, Incorporated a Delaware corporation (the "Company"), and that said Ralph Brown, is, and at all times herein mentioned was, the duly elected and acting Secretary of the Company.

         B. That the unanimous written consent of the Board of Directors dated June 10, 1991, the following preamble and resolutions were duly adopted and remain in effect:

                           WHEREAS, the Board of Directors of the Company is
authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion of exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

                           WHEREAS, it is the desire of the Board of Directors
of the Company, pursuant to its authority as aforesaid, to fix the terms of a series of Preferred Stock and the number shares constituting such series;

                           NOW, THEREOF, BE IT RESOLVED:

                           (1)  Designation.

                  The Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Company, to be designated and known as Series B Non-Convertible, Cumulative, Non-Voting, Redeemable Preferred Stock (the "Series B Preferred Stock").

                           (2)  Number of Shares.

                  The number of shares constituting the Series B preferred Stock is hereby fixed at 476,200.

                           (3)  Allocation to Capital.

                  The amount to be represented in capital at all times in respect of each share of the Series B Preferred Stock shall be its par value of $1.00 per share.

                           (4)  Dividends.

                           (a)  The holders of shares of Series B Preferred
Stock, in preference to the holders of Common Stock and of any other capital stock of the Company which ranks junior to the Series B Preferred Stock but subordinate to the holders of Series A Preferred Stock in respect of dividends or distributions of assets on liquidation of the Company (all of which classes, other than the Series A Preferred Stock, are hereinafter referred to as "Junior Securities"), shall be entitled to receive, as and when declared by the Board of Directors, out of the assets of the Company which are by law available for the payment of dividends, cumulative cash dividends at a rate of 15% per annum. Except as otherwise provided herein, the declaration of payment of dividends is at the sole discretion of the Company's Board of Directors, and is not mandatory, and any accrued but unpaid dividends shall not be deemed to be in arrears. An arrearage shall be deemed to occur when dividends which have been declared by the Company's Board of Directors are not paid in full within 15 days after the dividend payment date. The holders of the shares of Series B Preferred Stock shall be entitled to receive dividends payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1991. Dividends on shares of Series B Preferred Stock shall accrue from the date of issuance. Such dividends shall be paid to the holders of record at the close of business on the record date specified by the Board of Directors of the Company at the time such dividend is declared. Unpaid accrued dividends shall not bear interest.

                           (b)  Notwithstanding anything contained herein to the
contrary, no dividends on shares of the Series b Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtness, specifically prohibits such declaration, payment or setting apart for payment; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Company to pay or set apart for payment any dividends on shares of the Series B Preferred Stock at any time, whether permitted by any of such agreements or not.

                           (c)  Holders of shares of the Series B Preferred
Stock shall be entitled to receive the dividends provided for in Paragraph (4)
(a) hereof in preference to and in priority over any dividends or other distributions upon any of the Junior Securities, whether payable in cash or other property.

                           So long as any shares of Series B Preferred Stock are
outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for, a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls, or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations of shares of the Company or other property (other distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not purchase or redeem, and shall not permit any corporation of other entity directly or indirectly controlled by the Company to purchase or redeem, any Series B Preferred Stock or any of the Junior Securities or warrants, rights, calls or options - exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase redemption, as the case may be, all accrued but unpaid dividends on shares of Series B Preferred Stock shall have been or be paid.

                           (d)  Subject to the foregoing provisions of this
Paragraph (4), the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of Series B Preferred Stock shall not be entitled to share therein.

                           (5)  Liquidation Preference.

                           (a)  In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, but only from the amount available after the payout to holders of Series A Preferred Stock.

                           (6)  Redemption.

                           (a)  The Series B Preferred Stock will be redeemable
in whole or in part at the sole discretion of the Board of Directors of the Company for $1.00 per share.

                           (7)  Voting Rights.

                           The Series B Preferred Stock will have no voting
rights.

                           FURTHER RESOLVED: That the officers of this Company
are hereby authorized to do and perform all such further actions and things and to sign all such further documents and certificates and to take all such further steps as may be necessary or advisable or convenient or proper to carry out the intent of the foregoing.

                           IN WITNESS WHEREOF, the undersigned have executed
this certificate in the name and on behalf of Docucon, Incorporation this 12th day of June, 1991.


                                       BY: /s/ EDWARD P. GISTARO
                                               Edward P. Gistaro
                                               Chief Executive Officer

                                            ATTEST:

                                       BY: /s/ RALPH BROWN
                                               Ralph Brown
                                               Secretary

                           Each of the undersigned signing on behalf of Docucon,
Incorporated declares under penalties of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

                                       BY: /s/ EDWARD P. GISTARO
                                               Edward P. Gistaro



                                       BY: /s/ RALPH BROWN
                                               Ralph Brown